SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 15, 2006
STANDARD MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-20882	35-1773567

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana	46280

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 574-6200
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On May 15, 2006, Standard Management Corporation issued a press release reporting its financial results for the first quarter of fiscal 2006. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
Item 3.01 Notice of delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On May 17, 2006, Standard Management delivered notice to the Nasdaq National Market of Standard Management’s intention to voluntarily terminate the quotation of its common stock and trust preferred securities on Nasdaq. The delisting will be effective upon the opening of the market on Tuesday, May 23, 2006. The Company believes that its securities will begin being quoted on the OTC Bulletin Board on or about the time the securities cease being quoted on Nasdaq, although no assurances can be provided as to when the securities will be quoted on the OTC Bulletin Board or any other over-the-counter quotation service.
     A copy of Standard Management’s press release announcing the voluntary delisting is filed herewith as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press Release of Standard Management Corporation issued May 15, 2006.

99.2	Press Release of Standard Management Corporation issued May 18, 2006 Regarding its Voluntary Delisting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

Dated: May 19, 2006	By:	/s/ Stephen M. Coons

Name: Stephen M. Coons
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Standard Management Corporation issued May 15, 2006.

99.2	Press Release of Standard Management Corporation issued May 18, 2006 Regarding its Voluntary Delisting.